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Exhibit 32

STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350,
AS ENACTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the accompanying Annual Report on Form 10-K for the year ended December 31, 2005 (the "Annual Report") of Edison Mission Energy (the "Company"), and pursuant to 18 U.S.C. Section 1350, as enacted by Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies, to the best of his knowledge and belief, that:

1.
The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.
The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ THEODORE F. CRAVER, JR. Theodore F. Craver, Jr. Chief Executive Officer Edison Mission Energy
/s/ W. JAMES SCILACCI W. James Scilacci Chief Financial Officer Edison Mission Energy

        This statement accompanies the Annual Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

        A signed original of this written statement required by Section 906 has been provided to Edison Mission Energy and will be retained by Edison Mission Energy and furnished to the Securities and Exchange Commission or its staff upon request.

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STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350, AS ENACTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002